                                                                   EXHIBIT 10.3B

                     COMPUTER NETWORK TECHNOLOGY CORPORATION
                            1992 STOCK AWARD PROGRAM
                           RESTRICTED STOCK AGREEMENT

                  THIS AGREEMENT made as of the [day] day of [month], [year], between Computer Network Technology Corporation, a Minnesota corporation (the "Company") and [employee] (the "Employee"),

                              W I T N E S S E T H:

                  WHEREAS, the Computer Network Technology Corporation 1992 Stock Award Plan (the "Plan") permits the Company to make certain awards to Employees, including awards of Restricted Stock; and

                  WHEREAS, the Stock Plans Committee of the Board of Directors of CNT (the "Committee") has determined to make an award of Restricted Stock to the Employee, such award to be governed by the terms of the Plan and this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the parties agree as follows:

                  1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Plan.

                  2.  GRANT OF RESTRICTED STOCK.


                    (a) Subject to the terms and conditions of the Plan and of this Agreement (and subject to execution of this Agreement by Employee), the Company has granted to Employee [shares] Shares of Restricted Stock. Such Shares are subject to the restrictions provided for in this Agreement.

                    (b) The Shares of Restricted Stock shall be evidenced by a duly issued stock certificate or certificates registered in the name of Employee. Employee shall have all rights of a shareholder of the Company with respect to the Restricted Stock (including voting rights and the right to receive dividends and other distributions), except that all restrictions provided for herein shall apply to the Restricted Stock and to any other securities distributed with respect to such Restricted Stock.

                    (c) No Restricted Stock may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until such Restricted Stock has vested in Employee in accordance with all terms and conditions of this Agreement. The Restricted Stock shall remain restricted and subject to forfeiture by Employee to the Company unless and until such Restricted Stock has vested in Employee in accordance with all terms and conditions of this Agreement.

                    (d) Each stock certificate evidencing any Restricted Stock shall contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Committee in its sole discretion; and the Company may, in its sole discretion, retain custody of any such certificate throughout the period during which any Restrictions are in effect and require, as a condition to issuing any such certificate, that the Employee tender to the Company a stock power duly executed in blank relating thereto.

                  3. NORMAL VESTING. For purposes of this Agreement, the term "Employment" and similar terms shall include the providing of services to the Company, or an Affiliate thereof, in the capacity of employee, advisor or consultant. If the Employee remains continuously employed by the Company or an Affiliate thereof (excluding any periods during which the Employee is on approved leaves of absence) for a period of four years commencing with the date of this Agreement, then the Restricted Stock will vest.

                  4. ACCELERATED VESTING.  Notwithstanding paragraph 3, above:

                  (a) In the event of a Fundamental Change, if (i) the
                      Fundamental Change involves a merger, consolidation or statutory share exchange, unless appropriate provision shall be made for the protection of the Restricted Stock by the substitution of appropriate restricted stock of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or (ii) the Fundamental Change involves the dissolution or liquidation of the Company, then the Committee shall declare at least 20 days prior to the occurrence of the Fundamental Change, and provide written notice to the Employee of the declaration, that all conditions, limitations and restrictions relating to the restricted stock are cancelled and terminated effective as of the actual closing of the Fundamental Change and that the Restricted Stock shall after such closing be and remain unrestricted;

                  (b) The Restricted Stock shall vest immediately upon the
                      occurrence of an Event;

                  (c) The Restricted Stock shall vest immediately upon the death of the Employee or the Employee's becoming disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) while employed by CNT; and

                  (d) The Restricted Stock shall vest immediately upon the
                      achievement by the Employee (or the Employee and others as a group if so provided in Exhibit A) of the performance objectives described in Exhibit A attached to this Agreement, as revised or modified from time to time by the Committee in accordance with paragraph 8 of this Agreement. Accelerated vesting upon achievement of performance objectives may be incremental -- that is, designated numbers of the Shares of Restricted Stock may vest successively upon achievement of different performance objectives and certain of the performance objectives may not be identified until a future date.

                  5. ISSUANCE OF UNRESTRICTED SHARES. Upon the vesting of any Shares of Restricted Stock, all restrictions on the transferability of such Shares of Restricted Stock will lapse, and the Company will, subject to the satisfaction of any conditions contained in the Plan and any payment required under Section 7, issue to the Employee a certificate evidencing such Shares that is free of transfer or other restrictions.

                  6. FORFEITURE. If the Employee's employment with the Company, or an Affiliate thereof, is terminated, other than by reason of the Employee's death or disability (within the meaning of Section 22(e)(3) of the Code), then any Restricted Stock that has not previously vested shall be forfeited by Employee to the Company. Employee shall thereafter have no right, title or interest whatever in such Restricted Stock, and Employee shall immediately return to the Company all certificates representing Shares of Restricted Stock so forfeited.

                  7. TAX WITHHOLDING. CNT or an Affiliate may be obligated or permitted to withhold or pay federal, state, and local income taxes, social security taxes, national insurance contributions, or other taxes upon the vesting of Shares of Restricted Stock, or upon an election made under Section 83(b) of the Code. If CNT or an Affiliate is required or permitted to withhold or pay such taxes, the Employee will promptly pay in cash upon demand to CNT or the Affiliate, such amounts as shall be necessary to satisfy or fund CNT or the Affiliate; provided, however, that in lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, permit the Employee to elect to cover all or any part of the withholdings or payments, and to cover any additional withholdings or payments up to the amount needed to cover the Employee's full federal, state, and local tax with respect to income arising upon the vesting of Shares of Restricted Stock, or upon an election made under
Section 83(b) of the Code, through a reduction of the number of Common Shares delivered upon such vesting or through a subsequent return to CNT of shares delivered upon such vesting, in each case valued in the same manner as used in computing the taxes under the applicable laws. Further, such elections may be subject to the limitations of the Exchange Act. The Company or the Affiliate may deduct such withholdings or an amount sufficient to cover such payments from subsequent earnings payable to Employee. To the extent that the Company or the Affiliate cannot (or does not) make the deductions, Employee or person becoming vested in the unrestricted Shares or making the election made under Section 83(b) of the Code shall enter into such other arrangements for the individual to reimburse the Company or the Affiliate for the amount of the tax liability as the Company shall require, and the Company may make the individual's agreement to such arrangements a condition of the vesting in the Shares of Restricted Stock or the receipt of unrestricted Shares under the Plan.

                  8. THE COMMITTEE; ADJUSTMENTS. The Committee, in its sole and absolute discretion, shall determine (i) whether the Employee has become disabled (within the meaning of Section 22(e)(3) of the Code), (ii) whether or the extent to which performance objectives described in Exhibit A have been achieved, and (iii) any other terms and conditions relating to this award. The Committee in its sole and absolute discretion, may modify previously established goals if it determines that modification is advisable. In addition, the Committee may modify this award, in its sole and absolute discretion, to adjust the number or type of securities subject hereto in the event of a reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off, or transfer of an Affiliate or a line of business), or any other change in the corporate structure or Shares of the Company.

                  9. EMPLOYMENT. This Agreement shall not give Employee any right to continued employment with the Company or any Affiliate, and the Company or any Affiliate employing Employee may terminate such employment or otherwise treat Employee without regard to the effect it may have upon Employee or any Restricted Stock under this Agreement.

                  10. OTHER BENEFIT AND COMPENSATION PROGRAMS. The Shares of Restricted Stock received by Employee under this Agreement shall not be deemed a part of Employee's regular, recurring compensation for purposes of the termination, indemnity, or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract, or similar arrangement provided by CNT (or an Affiliate of CNT) unless expressly so provided by such other plan, contract, or arrangement, or unless the Committee determines that the Restricted Stock, or a portion thereof, should be included to accurately recognize that the Restricted Stock grant has been made in lieu of a portion of competitive cash compensation, if such is the case.

                  11. INTERPRETATION OF THIS AGREEMENT. All decisions and interpretations made by the Committee with regard to any question arising under this Agreement or the Plan shall be binding and conclusive upon CNT and Employee. In the event that there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

                  12. MISCELLANEOUS. This Agreement is entered into pursuant to the Plan and is subject to all of the terms and conditions contained in the Plan. A copy of the Plan is on file with the Company; and, by acceptance hereof, the Employee agrees and accepts this Agreement subject to the terms of the Plan. This Agreement shall be binding upon and inure to the benefit of any successor of the Company. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. This Agreement contains all terms and conditions with respect to the subject matter hereof and no amendment, modification or other change hereto shall be of any force or effect unless and until set forth in a writing executed by the Employee and the Company.

                  IN WITNESS WHEREOF, the Employee has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized officer, all as of the day and year first above written.

                           COMPUTER NETWORK TECHNOLOGY CORPORATION


                           By __________________________________________________
                              Its Director of Compensation and Benefits


                              --------------------------------------------------
                              [employee]

                                    EXHIBIT A
                  TO RESTRICTED STOCK AGREEMENT DATED [DATE]
                            BETWEEN [EMPLOYEE] AND
                     COMPUTER NETWORK TECHNOLOGY CORPORATION



                  The Restricted Stock subject to the Restricted Stock Agreement to which this Exhibit A is attached shall vest [vesting] if employee remains continually employed at CNT.